UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             PORTALTOCHINA.COM, INC.
             (Exact name of registrant as specified in its charter.)

                NEVADA                                    98-0449083
(State of incorporation of organization) (I.R.S. Employer Identification Number)

                             1802-888 PACIFIC STREET
                       VANCOUVER, BRITISH COLUMBIA V6Z 2S6
          (Address of principal executive offices, including zip code.)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE SO REGISTERED:     NAME OF EACH EXCHANGE OF WHICH EACH
                                             CLASS IS TO BE REGISTERED

                 None                                       None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box [x]

Securities Act registration statement file number to which this form relates:
FORM SB-2; FILE NO. 333-111652

        Securities to be registered pursuant to Section 12(g) of the Act:

                       COMMON STOCK, PAR VALUE OF $0.0001
                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No.333-111652) is incorporated by reference into this registration statement.

ITEM 2.     EXHIBITS

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

EXHIBIT NO.     DOCUMENT DESCRIPTION

3.1     Articles of Incorporation (1)
3.2     By-laws (1)
5.1     Legal opinion (3)
10.1    Promissory Note (1)
10.2    Escrow Agreement (4)
10.3    Portal Development Contract (2)
10.4    Promissory Note (4)
23.1    Consent of Vellmer & Chang, Chartered Accountants (5)
23.2    Consent of Counsel (contained in Exhibit 5.1) (3)
23.3    Consent of Moore Stephens Ellis Foster Ltd. (5)
99.1    Specimen  Subscription  Agreement(6)

(1) Previously filed with our initial registration statement on Form SB-2, filed with the SEC on December 31, 2003
(2) Previously filed with our amended registration statement on Form SB-2/A, filed with the SEC on October 29, 2004
(3) Previously filed with our amended registration statement on Form SB-2/A, filed with the SEC on March 30, 2005
(4) Previously filed with our amended registration statement on Form SB-2/A, filed with the SEC on June 2, 2005
(5) Previously filed with our amended registration statement on Form SB-2/A, filed with the SEC on October 18, 2005
(6) Previously filed with our amended registration statement on Form SB-2/A, filed with the SEC on July 25, 2005

                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of September, 2006.

PORTALTOCHINA.COM, INC.



By:  /s/ Paul Fong
     Paul Fong
     President, CEO, Principal Accounting Officer